UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2005

MCGRATH RENTCORP

(Exact name of Registrant as Specified in its Charter)

California	0-13292	94-2579843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 606-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

McGrath RentCorp (the “Company”) announced on January 18, 2006 that Mr. Thomas J. Sauer would remain as the Company’s Vice President and Chief Financial Officer until mid-March 2006. This amends the previously filed 8-K which stated that Mr. Sauer would retire as Chief Financial Officer of the Company effective January 31, 2006. On January 18, 2006, the Company also announced it would anticipate once Mr. Sauer resigns as Chief Financial Officer, it would name Keith Pratt to succeed Mr. Sauer as Chief Financial Officer. In connection with Mr. Sauer’s retirement, the Company and Mr. Sauer entered into a CFO Transition Agreement whereby he would remain an employee through the end of 2006. The terms of the CFO Transition Agreement are described in a separate 8-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release issued by the Registrant, dated January 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGrath RentCorp

Date:	January 24, 2006	By:	/s/ Randle F. Rose
Randle F. Rose
Vice President of Administration and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Registrant, dated January 18, 2006.